POWER OF ATTORNEY

 WHEREAS, directors, certain officers, and beneficial owners of more than 10%

of any equity security of AMEREN CORPORATION, a Missouri corporation (herein referred to as the "Company"), as well as certain directors and officers of

Company subsidiaries, are required to file with the Securities and Exchange

Commission and the New York Stock Exchange, under Section 16 of the Securities

Exchange Act of 1934, as now & hereafter amended, statements regarding ownership and change in ownership of equity securities of the Company (the "Reporting

Forms"); and

 WHEREAS, the undersigned holds a directorship, office or offices in the

Company &/or Company subsidiaries & is required to file such Reporting Forms.

 NOW, THEREFORE, the undersigned hereby constitutes and appoints Gregory L.

Nelson and/or G. L. Waters and/or Ronald S. Gieseke and/or Craig W. Stensland

and/or any individual who hereafter holds the offices of Secretary or Assistant

Secretary of the Company the true & lawful attorneys-in-fact of the undersigned for & in the name, place & stead of the undersigned, to affix the name of the undersigned (including, without limitation, any electronic signature) to said

Reporting Forms & any amendments thereto, and, for the performance of the same acts, each w/ power to appoint in their place & stead & as their substitute,

one or more attorneys-in-fact for the undersigned, with full power of revocation hereby ratifying & confirming all that said attorneys-in-fact may do by virtue hereof. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned are not assuming, nor is the Company assuming any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934. The undersigned further acknowledges that in whatever capacities he may hold in the Company &/or its subsidiaries in the future, this Power of Attorney shall remain in full force &

effect until such time it would be revoked by the undersigned.

 IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 20th day of December, 2012.

            /s/ Bruce A. Steinke

                Bruce A. Steinke

STATE OF MISSOURI  )

   ) SS.

CITY OF ST. LOUIS  )

 On this 20th day of December, 2012, before me, the undersigned Notary Public in & for said State, personally appeared Bruce A. Steinke, known to me to be the person described in and who executed the foregoing power of attorney and acknowledged to me that he executed the same as his free act and deed for the purposes therein stated.

 IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

    _      /s/ Carla J. Flinn__

      Carla J. Flinn - Notary Public

              State of Missouri

       Commissioned for St. Louis City County

          My Commission Expires: 04/20/2014

        Commission #10399906